Exhibit Index
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SUB-ITEM 77B

     Accountant's report on internal control.
     Filed herein as Exhibit 99.77B.


SUB-ITEM 77C

     Submission of matters to a vote of security holders.
     Filed herein as Exhibit 99.77C.

SUB-ITEM 77I

     Terms of new or amended securities.
     Filed herein as Exhibit 99.77I.

SUB-ITEM 77Q1

(a) Articles Supplementary to the Articles of Incorporation, filed October 25, 1999. Filed previously on EDGAR with Post-Effective Amendment No. 66 to the Registration Statement of Founders Funds, Inc. on December 29, 1999 and incorporated herein by reference.

     Articles Supplementary to the Articles of Incorporation, filed December 29, 1999. Filed previously on EDGAR with Post-Effective Amendment No. 66 to the Registration Statement of Founders Funds, Inc. on December 29, 1999 and incorporated herein by reference.

     Articles of Amendment to the Articles of Incorporation, filed December 29, 1999. Filed previously on EDGAR with Post-Effective Amendment No. 66 to the Registration Statement of Founders Funds, Inc. on December 29, 1999 and incorporated herein by reference.

(e) Amended and Restated Appendix 1 to Founders Funds, Inc. Investment Advisory Agreement, dated December 31, 1999. Filed herein as Exhibit 99.77Q1.